EXHIBIT 10.8
Attorney Docket No. 25672-0004-US02
Application No. 77/400,641
PURERAY
TRADEMARK ASSIGNMENT
     THIS TRADEMARK ASSIGNMENT made as of the 16th day of July, 2008 by and between Mickael Collins Joasil, (the “Assignor”), whose address is 300-910 Greenbank Road, Nepean, Ontario, K2J 4P6, Canada, and PureRay Corp., (the “Assignee”), whose address is 900 Greenbank Road, Suite 310, Nepean, Ontario K2J 4P6 Canada.
     Assignor is the owner of Trademark Application No. 77/400,641 for the PURERAY trademark; and
     Assignor has elected to transfer all of its right, title, and interest in and to the trademark registration to Assignee.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Assignor hereby sells, assigns, and transfers unto Assignee the entire right, title and interest in and to the trademark registration, together with the goodwill of the business symbolized by the trademark registration, together with all claims for damages by reason of past infringement of said trademark, with the right to sue for and collect the same for its own use and enjoyment, and for the use and enjoyment of its successors, assigns, or other legal representatives.
     IN WITNESS WHEREOF, the Assignor has caused its duly authorized representative to set his hand and seal on the day and year first above written.

Date: 2008-7-16	/s/ Mickael Collins Joasil

Mickael Collins Joasil